Exhibit 99.1

Skystar Bio-Pharmaceutical Reports 33% Growth in Revenue From Continuing Operations in Second Quarter Fiscal Year 2010

Gross Margin Remains of 53%; $0.33 Diluted Earnings Per Share;
Company reiterates fiscal 2010 guidance of $45.5 Million to $47.5 Million

XI’AN, CHINA – August 17, 2010 -- - Skystar Bio-Pharmaceutical Company (NASDAQ:SKBI) ("Skystar" or the "Company"), a China-based manufacturer and distributor of veterinary medicines, vaccines, micro-organisms and feed additives, today reported unaudited second quarter fiscal year 2010 earnings, for the period ended June 30, 2010.

Second Quarter 2010 Highlights
•	Revenue increases 33% YoY to $8.3 million
•	Veterinary vaccines totaled $0.4 million, up 21% YoY
•	Veterinary medicines totaled $5.5 million, up 41% YoY
•	Feed additives totaled $0.4 million, up 31% YoY
•	Micro-organism products totaled $2.0 million, up 14% YoY
•	Gross margin of 53% for the second quarter of fiscal 2010 as compared to 53% in the year ago period
•	GAAP net income $2.4 million or $0.33 per fully diluted share, compared with a loss of $0.1 million or ($0.03) per fully diluted share in the year ago period
•	Fiscal 2010 top line revenue guidance range remains at $45.5 million to $47.5 million

First Half 2010 Financial Highlights
•	First half fiscal 2010 revenue increases 30% YoY to 13.1 million
•	Gross margin of 53% for the first half of fiscal 2010 as compared to 51% in the year ago period
•	GAAP net income $3.5 million or $0.49 per fully diluted share, compared with GAAP net income of $0.9 million or $0.25 per fully diluted share in the year ago period

Mr. Weibing Lu, Skystar Bio-Pharmaceutical’s chairman and chief executive officer, commented, “Skystar’s performance in the second quarter of fiscal 2010 positions the Company well for the second half of the fiscal year which is seasonally our strongest half. The second quarter’s performance can be attributed to improved sales effort and increased utilization of production capacity at our Huxian plant, including the expanded micro-organism facility completed in 2009 and came online in June of this year, as well as increased product variety.   We currently produce over 248 products as compared to over 195 products in the first quarter of 2010.

“Overall outlook for the industry remains promising despite severe flood damage in many of the agricultural regions of China. The Company anticipates meeting its financial goals and metrics for the year. During the quarter, the Company filed an S-1 registration which was subsequently withdrawn.  The intention was not to raise capital at any price or level of dilution to shareholders but in preparation of strengthening our balance sheet should an opportunistic moment arise. The Company does not intend to raise capital at current price levels and is looking into alternative sources of funding such as low interest debt at the local level. Our current income from operations and cash on hand are at adequate levels to maintain daily operations.

“Skystar is committed to continue its efforts to expand manufacturing capacity to meet market demands for our products.  In addition, the Company has negotiated with some of our raw material suppliers to receive favorable pricing while obtaining the necessary materials to supply seasonal production ramp up in the third quarter.  Subsequently, we have lowered our cash advances to suppliers as compared to the same period last year, improving our cash flow position and will continue to manage this process closely.

“In preparation for the fiscal third quarter, historically the Company’s strongest quarter, the Company build up the inventory levels in anticipation of the upcoming demand.  Accounts receivable and inventories increased significantly in the second quarter as part of the Company’s strategy to expand market share. Historically, we have collected nearly all of our accounts receivable, and management expects our collection rate to normalize in the third quarter. To be prudent, however, we have made provisions by increasing our allowance for bad debt.

“R&D for the period has decreased relative to the prior year as projects have entered late stage developments and required less cash outlays. General and administrative expenses for our Chinese operating entity have increased with expanded operations and added acquisition related expenses, plus increased allowance for accounts receivable.

“With regard to Skystar’s construction projects, the construction of the vaccine facility at our Huxian plant was completed as of June 30, 2010.  We expect to release a thorough update to shareholders regarding the facility shortly.

“We expect our sales and growth trajectory to continue through the remainder of the year as we reiterate fiscal guidance for the full year.  The Company is positioning itself to be able to meet anticipated market demand for its products, and have sufficient cash resources on hand to maintain on-going operations.  We hope to continue to maximize the Company’s performance for our shareholders,” concluded Mr. Lu.

Financial Summary
Gross profit for second quarter 2010 was $4.4 million, up 33% from second quarter 2009. Gross margin for the period was 53%, in line with historical year over year comparables.

Operating expenses for second quarter 2010 were $1.6 million, or 20% of total revenue, compared with $1.6 million or 25% of total revenue in the year ago period. Increased G&A expenses were offset by declines in R&D and selling expenses resulting in a slight increase in total operating expenses.  Total operating expense increased 3% year over year.

Research and development (R&D) costs was $0.19 million, or less than 3% of revenue in the second quarter 2010, down from $0.3 million, or 6% of revenue during second quarter 2009. Most of the company’s existing research projects were in the later phases, and required less cash outlays as compared to the early stages of the projects in the same period last year where we had large scale testing and clinical trials.

Selling expenses totaled $0.4 million, or 5% of revenue, for the second quarter 2010, compared with $0.6 million, or 9% of revenue, in the second quarter 2009. General and administrative expenses were $1.0 million, or 12% of revenue, in second quarter 2010, compared with $0.6 million, or 10% of revenue, in second quarter 2009. General and administrative expenses have increased due to acquisition related costs and costs related to the expansion of existing operations, and the increased allowance for accounts receivable.

Operating income increased by 60% year over year to $2.7 million in the second quarter of fiscal year 2010, compared with $1.7 million in the same quarter a year ago, and operating margin increased to 33% from 27% in the same period a year ago.

Net income for the second quarter of 2010 was $2.45 million, or $0.33 per fully diluted share. This compares to a net loss of $0.1 million or a loss of $0.03 per fully diluted share in the same quarter of 2009. Skystar’s adjusted net income for the second quarter of 2010 was $2.2 million, or $0.31 per fully diluted share, compared with $1.36 million, or $0.36 per fully diluted share, in the second quarter of 2009 (See “About Non-GAAP Financial Measures” toward the end of this release.)

As of June 30, 2010, Skystar had approximately $3.5 million in cash and restricted cash, current assets of $29.4 million and current liabilities of $5.0 million.

China Floods
On July 21, 2010, Xinhua news agency, reported China’s worst flood in over a decade, displacing over 110 million people and affecting over 17 million acres of farmland. Additional as reported by Xinhua news agency on August 6, 2010, China’s Ministry of Agriculture urged local authorities to resume agricultural production as soon as possible and create favorable conditions for the fall harvest.

To date Skystar’s business lines have not been affected by the acts of nature; however, the Company will closely monitor the situation and react accordingly.

Fiscal 2010 Guidance
Taking into consideration the vast flooding and severity of the conditions across China’s farming communities and any potential impact on the Company’s business, we are taking a conservative approach and will maintain current guidance of $45.5 million to $47.5 million for the full fiscal 2010 year.  We will re-evaluate the situation as visibility improves.

Conference Call & Webcast Information
Skystar will host a conference call at 8:00 a.m. ET on Tuesday, August 17, 2010 to review the Company’s second quarter financial and operational performance. Mr. Weibing Lu, Skystar Bio-Pharmaceutical chairman and chief executive officer, will host the call, which will be webcast live.

The webcast will be made available on the investor relations section of the Skystar corporate website at http://www.skystarbio-pharmaceutical.com. Telephone access to the conference call will also be available in North America by dialing +1 (877) 407-9210 or internationally by dialing +1 (201) 689-8049.

An audio replay of the conference call will be available approximately two hours following the conclusion of the call and for the following 30 day period. To access the replay in North America, dial +1 (877) 660-6853 or, when calling internationally, dial +1 (201) 612-7415, using replay account code # 286 and conference ID # 355460. An archived replay of the conference webcast will also be available on investor relations section of the Skystar corporate website at http://www.skystarbio-pharmaceutical.com.

To be added to the Company's email distribution for future news releases, please send your request to skystar@grayling.com.

About Skystar Bio-Pharmaceutical Company
Skystar is a China-based developer and distributor of veterinary healthcare and medical care products. Skystar has four product lines (veterinary medicines, micro-organisms, vaccines and feed additives) and over 170 products. Skystar has formed strategic sales distribution networks covering 29 provinces throughout China. For additional information, please visit http://www.skystarbio-pharmaceutical.com.

About Non-GAAP Financial Measures
This press release contains non-GAAP financial measures for the change in the fair value of the Company's warrants. The Company believes that these non-GAAP financial measures are useful to investors because they exclude non-cash charges that our management excludes when it internally evaluates the performance of the Company's business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of Skystar. Accordingly, management excludes the change in the fair value of the Company's warrants when making operational decisions. The Company believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand the Company's financial performance in comparison to historical periods. In addition, it allows investors to evaluate the Company's performance using the same methodology and information as that used by our management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, our management compensates for these limitations by providing the relevant disclosure of the items excluded.

Financial Tables Follow

The following table provides the non-GAAP financial measure and the related GAAP measure and provides a reconciliation of the non-GAAP measure to the equivalent GAAP measure.
Adjusted Net income

SKBI- Adjusted Net Income
	For the Three Months Ending	For the Three Months Ending
	June 30, 2010	June 30, 2009
GAAP Net Income	$2,378,395	$(116,797)
GAAP Basic Earnings Per Share	0.33	(0.03)
GAAP Diluted Earnings Per Share	0.33	(0.03)

Additions
Change in fair value of warrants	(158,054)	1,480,484
Addition (subtraction)	(158,054)	1,480,484

Non GAAP Net Income	$2,220,341	$1,363,687

Non GAAP Basic Earnings Per Share	0.31	0.36
Non GAAP Diluted Earnings Per Share	0.31	0.36

Shares used in computing net income per basic share	7,104,606	3,739,024
Shares used in computing net income per diluted share	7,140,518	3,739,024

 SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATION AND OTHER COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	For Three Months Ended June 30,		For Six Months Ended June 30,
	2010	2009	2010	2009

REVENUE, NET	$8,264,541	$6,243,438	$13,133,784	$10,067,004

COST OF REVENUE	3,905,063	2,958,837	6,196,282	4,905,195

GROSS PROFIT	4,359,478	3,284,601	6,937,502	5,161,809

OPERATING EXPENSES:
Research and development	192,088	366,695	236,083	484,047
Selling expenses	431,810	585,207	602,944	792,602
General and administrative	998,034	625,359	1,617,584	940,054
Total operating expenses	1,621,932	1,577,261	2,456,611	2,216,703

INCOME FROM OPERATIONS	2,737,546	1,707,340	4,480,891	2,945,106

OTHER INCOME (EXPENSE):
Other income (expense), net	36,257	(310)	36,674	(542)
Interest income (expense), net	(12,976)	(788)	(17,792)	(486)
Change in fair value of derivative liability	158,054	(1,480,484)	(159,326)	(1,442,156)
Total other income (expense), net	181,335	(1,481,582)	(140,444)	(1,443,184)

INCOME BEFORE PROVISION FOR INCOME TAXES	2,918,881	225,758	4,340,447	1,501,922

PROVISION FOR INCOME TAXES	540,486	342,555	865,805	554,075

NET INCOME (LOSS)	2,378,395	(116,797)	3,474,642	947,847

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	280,998	(16,233)	240,182	(54,681)

COMPREHENSIVE INCOME (LOSS)	$2,659,393	$(133,030)	$3,714,824	$893,166

EARNINGS PER SHARE:
Basic	$0.33	$(0.03)	$0.49	$0.25
Diluted	$0.33	$(0.03)	$0.49	$0.25

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
Basic	7,104,606	3,739,024	7,083,149	3,737,708
Diluted	7,140,518	3,739,024	7,119,846	3,824,432

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2010	2009
	Unaudited

ASSETS

CURRENT ASSETS:
Cash	$3,482,558	$11,699,398
Accounts receivable, net of allowance for doubtful accounts of $617,955 and $327,857 as of June 30, 2010 and December 31, 2009, respectively	7,711,719	4,383,187
Inventories, net of allowance of $263,539 and $199,460 as of June 30, 2010 and December 31, 2009, respectively	13,318,742	4,074,645
Deposits and prepaid expenses	4,348,910	11,900,314
Other receivables	549,043	490,712
Total current assets	29,410,972	32,548,256

PLANT AND EQUIPMENT, NET	11,786,671	8,829,058

CONSTRUCTION-IN-PROGRESS	8,777,066	9,389,120

OTHER ASSETS:
Long-term prepayments	1,341,031	1,173,427
Long-term prepayments for acquistions	12,376,146	6,806,880
Intangible assets, net	1,790,327	1,860,172
Total other assets	15,507,504	9,840,479
Total assets	$65,482,213	$60,606,913

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$553,404	$297,567
Other payables and accrued expenses	832,816	917,284
Short-term loans	-	220,050
Short-term loans from shareholders	-	110,025
Deposits from customers	1,632,581	1,275,958
Taxes payable	1,481,748	722,106
Shares to be issued to related parties	372,739	327,374
Due to related parties	137,503	185,024
Total current liabilities	5,010,791	4,055,388

OTHER LIABILITIES:
Deferred government grant	1,104,750	1,100,250
Derivative liability	966,082	1,538,686
Total other liabilities	2,070,832	2,638,936
Total liabilities	7,081,623	6,694,324

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, Nil Series "A" shares authorized as of June 30, 2010 and December 31, 2009 48,000,000 Series "B" shares authorized, Nil Series "B" shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	-	-
Common stock, $0.001 par value, 40,000,000 shares authorized, 7,106,705 and 6,989,640 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	7,106	6,989
Paid-in capital	35,353,156	34,580,096
Statutory reserves	3,879,077	3,879,077
Retained earnings	16,049,548	12,574,906
Accumulated other comprehensive income	3,111,703	2,871,521
Total shareholders' equity	58,400,590	53,912,589
Total liabilities and shareholders' equity	$65,482,213	$60,606,913

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(UNAUDITED)

	Six months ended June 30,
	2010		2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income		$3,474,642	$947,847
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation		299,848	225,953
Amortization		77,133	77,070
Bad debt expense		287,561	-
Allowance for slow moving inventories		63,001	-
Common stock issued for services		16,245	30,521
Common stock to be issued to related parties for compensation		70,367	78,024
Change in fair value of derivative liability		159,326	1,442,156
Change in operating assets and liabilities
Accounts receivable		(3,584,456)	(1,412,505)
Inventories		(9,252,221)	(5,164,998)
Deposits and prepaid expenses		7,729,174	2,158,970
Other receivables		(56,090)	(43,532)
Accounts payable		253,565	(197,071)
Other payables and accrued expenses		(88,372)	(189,065)
Deposits from customers		349,949	(164,796)
Taxes payable		753,555	2,386,654
Net cash provided by operating activities		553,227	175,228

CASH FLOWS FROM INVESTING ACTIVITIES:
Refunds of prepayments for potentital acquistions		-	2,711,545
Proceeds from short-term investments		-	43,971
Prepayment for acquisitions		(5,518,478)	-
Loans to third parties		-	(1,685,555)
Purchases of plant and equipment		(2,136,531)	-
Payments on construction-in-progress		(748,449)	(1,792,941)
Net cash used in investing activities		(8,403,458)	(722,980)

CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease in restricted cash		-	80,662
Proceeds from short-term loans		-	205,198
Repayment of short-term loans		(220,035)	(307,798)
Repayment to shareholders and directors		(110,018)	-
Proceeds from shareholders and directors		-	-
Due (from) to related parties		(47,874)	420,038
Net cash (used in) provided byfinancing activities		(377,927)	398,100

EFFECT OF EXCHANGE RATE CHANGES ON CASH		11,318	(16,203)

DECREASE IN CASH		(8,216,840)	(165,855)

CASH, beginning of period		11,699,398	576,409

CASH, end of period		$3,482,558	$410,554

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest		$7,435	$40,448
Cash paid for income taxes		$578,055	$-
Non-cash investing and financing activities
Long-term prepayment transferred to construction-in-progress		$-	$1,025,257
Long-term prepayment transferred to plant and equipment		$439,897	$-
Construction-in-progress transferred to plant and equipment		$1,396,211	$-
Interest expense capitalized as construction-in-progress	$		$40,050
Cashless exercise of warrants		$1,511,604	$-
Issuance of common stock accrued in privous year		$25,002	$-

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

Contacts:

Skystar Bio-Pharmaceutical Company
Scott Cramer, Director –Corporate Development and U.S. Representative
(407) 645-4433

Grayling

Investor Relations
Christopher Chu
(646) 284-9426
christopher.chu@grayling.com